UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2018

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) 818-260-9370 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02 - Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers and Executives; Compensatory Arrangements of Certain Oﬃcers

On February 16, 2021, Rachel Boulds resigned as Chief Financial Officer of Starco Brands, Inc. (the "Registrant").

Item 7.01 - Regulation FD Disclosure

On April 1, 2018, the Registrant entered into a Marketing & Sales License Agreement with Winona Pure, Inc. ("Winona") whereby Winona granted the Registrant a non-exclusive, non-transferable, worldwide license to market and sell certain brands owned by Winona (the "Winona License Agreement").

On April 1, 2018, the Registrant entered into a Marketing & Sales License Agreement with Sklar Holdings, Inc. ("Sklar Holdings") whereby Sklar Holdings granted the Registrant a non-exclusive, non-transferable, worldwide license to market and sell certain brands owned by Winona (the "Sklar Holdings License Agreement" and together with the Winona License Agreement, the "License Agreements"). Ross Sklar, the CEO and Chairman of the Registrant is the owner of Winona and Sklar Holdings.

The foregoing description of the License Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the License Agreements which are filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1* License Agreement by and between Winona Pure, Inc. and Starco Brands, Inc. executed April 1, 2018.

99.2* License Agreement by and between Sklar Holdings, Inc. and Starco Brands, Inc. executed April 1, 2018.

*Certain information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: February 19, 2021	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer